EXHIBIT 10.9

            1992 LONG-TERM PERFORMANCE INCENTIVE PLAN
                     OF FREEPORT-McMoRan INC.


                            ARTICLE I

                         PURPOSE OF PLAN

          SECTION 1.1. The purpose of the 1992 Long-Term Performance Incentive Plan of Freeport-McMoRan Inc. (the "Plan") is to provide incentives for senior executives whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of Freeport-McMoRan Inc. (the "Company") and its subsidiaries.


                            ARTICLE II

                    ADMINISTRATION OF THE PLAN

          SECTION 2.1. Subject to the authority and powers of the Board of Directors in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board of Directors consisting of two or more members of the Board each of whom is a "non-employee director" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best; provided, however, that the Committee may not exercise any authority granted to it hereunder if such action would have the effect of increasing the amount of any credit to or payment from the Performance Award Account of any Covered Employee. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board of Directors pursuant thereto shall be final, conclusive and binding on all persons, including but not limited to the Participants, the Company and its Subsidiaries and their respective equity holders.


                           ARTICLE III

         ELIGIBILITY FOR AND GRANT OF PERFORMANCE AWARDS

          SECTION 3.1. Subject to the provisions of the Plan, the Committee may from time to time select any of the following to be granted Performance Awards under the Plan, and determine the number of Performance Units covered by each such Performance Award: (a) any person providing services as an officer of the Company or a Subsidiary, whether or not employed by such entity, including any person who is also a director of the Company, (b) any salaried employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary, (c) any officer or salaried employee of an entity with which the Company has contracted to receive executive, management or legal services who provides services to the Company or a Subsidiary through such arrangement and (d) any person who has agreed in writing to become a person described in clauses (a), (b) or (c) within not more than 30 days following the date of grant of such person's first Performance Award under the Plan. Performance Awards may be granted at different times to the same individual. The Plan shall expire on December 31, 1997 and no Performance Awards shall be granted hereunder after such date.

          SECTION 3.2. Upon the grant of a Performance Award to a Participant, the Company shall establish a Performance Award Account for such Participant and shall credit to such Performance Award Account the number of Performance Units covered by such Performance Award.

          SECTION 3.3. The number of Performance Units outstanding at any time shall not exceed 500,000. Performance Units that shall have been forfeited or with respect to which payment has been made pursuant to
Section 4.2 or deferred pursuant to Section 4.4 shall not thereafter be deemed to be credited or outstanding for any purpose of the Plan and may again be the subject of Performance Awards.

          SECTION 3.4. (a) Notwithstanding the provisions of Section 3.1, 3.2 and 3.3, all Performance Awards granted to Covered Employees must be granted no later than 90 days following the beginning of the Plan Year. No Covered Employee may be granted more than 75,000 Performance Units in any calendar year.

          (b) All Performance Awards to Covered Employees under the Plan will be made and administered by two or more members of the Committee who are also "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and rules promulgated by the Internal Revenue Service of the Department of the Treasury thereunder.


                            ARTICLE IV

            CREDITS TO AND PAYMENTS FROM PARTICIPANTS'
                    PERFORMANCE AWARD ACCOUNTS

          SECTION 4.1. Subject to the provisions of the Plan, the Performance Award Account or Accounts of each Participant at December 31 of any year shall be credited, as of such December 31, with an amount equal to the Annual Earnings Per Share (or Net Loss Per Share) for such year times the number of Performance Units then credited to each such Performance Award Account; provided that, if in any year there shall be any outstanding Net Loss Carryforward applicable to such Performance Award Account, such Net Loss Carryforward shall be applied to reduce any amount which would otherwise be credited to such Performance Award Account pursuant to this Section 4.1 in such year until such Net Loss Carryforward has been fully so applied.

          SECTION 4.2. (a) Subject to the provisions of the Plan, the balance credited to a Participant's Performance Award Account shall be paid to such Participant as soon as practicable on or after the Award Valuation Date with respect to such Performance Award.

          (b)  Payments pursuant to Section 4.2(a) shall be in cash.

          (c) Notwithstanding any other provision of the Plan to the contrary, no Covered Employee shall be entitled to any payment with respect to a Performance Award unless the members of the Committee referred to in Section 3.4(b) hereof shall have certified the amount of the Annual Earnings Per Share (or Net Loss Per Share) for each year covered by such Performance Award.

          SECTION 4.3.  In addition to any amounts  payable  pursuant  to
Section 4.2, the Committee may in its sole discretion determine that there shall be payable to a former Participant, other than a Participant who is at the time of any payment a Covered Employee, a supplemental amount not exceeding the excess, if any, of (i) the amount determined in accordance with Section 4.1 which would have been payable to such former Participant if the Award Valuation Date with respect to a Performance Award of such Participant had been December 31 of the first, second or third calendar year next following the year in which such Participant's Termination of Employment occurred (the selection of such first, second or third calendar year to be in the sole discretion of the Committee subject only to the last sentence of this Section 4.3) over (ii) the amount determined in accordance with said Section 4.1 as of December 31 of the calendar year in which such Termination of Employment actually occurred. Any such supplemental amount so payable shall be paid in a lump sum as promptly as practicable on or after December 31 of the calendar year so selected by the Committee or in one or more installments ending not later than five years after such December 31, as the Committee may in its discretion direct. In no event shall any payment under this
Section 4.3 be made with respect to any calendar year after the year in which such former Participant reaches his normal retirement date under the Company's retirement plan.

          SECTION 4.4. (a) Prior to January 1 of any calendar year in which it is anticipated that an Award Valuation Date with respect to any Performance Award may occur, a Participant may elect, in accordance with procedures established by the Committee, to defer, as and to the extent hereinafter provided, the payment of the amount, if any, which shall be paid pursuant to Section 4.2.

          (b) All payments deferred pursuant to Section 4.4(a) shall be paid in one or more periodic installments, not in excess of ten, at such time or times after the applicable Award Valuation Date, but not later than ten years after such Award Valuation Date, as shall be specified in such Participant's election pursuant to Section 4.4(a).

          (c) In the case of payments deferred as provided in Section 4.4(a), the unpaid amounts shall, commencing with the applicable Award Valuation Date, be increased at a rate equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. (compounded quarterly) or by another major national bank headquartered in New York, New York and designated by the Committee. If subsequent to such Participant's election pursuant to Section 4.4(a) such Participant's Termination of Employment occurs for any reason other than death, Disability, retirement under the Company's retirement plan, or retirement with the consent of the Company outside the Company's retirement plan, the Committee may, in its sole discretion, pay to such Participant in a lump sum the aggregate amount of any payments so deferred, notwithstanding such election.

          SECTION 4.5. Anything contained in the Plan to the contrary notwithstanding:

          (a) The Committee may, in its sole discretion, suspend, permanently or for a specified period of time or until further determination by the Committee, the making of any part or all of the credits which would otherwise have been made to the Performance Award Accounts of all the Participants or to such Accounts of one or more Participants as shall be designated by the Committee.

          (b) All Performance Units and other amounts credited to a Participant's Performance Award Account with respect to or arising from any Performance Award shall be forfeited in the event of the Discharge for Cause of such Participant prior to December 31 of the third year following the year of grant of such Performance Award.

          (c) All Performance Units and other amounts credited to a Participant's Performance Award Account with respect to or arising from a Performance Award shall, unless and to the extent that the Committee shall in its absolute discretion otherwise determine by reason of special mitigating circumstances, be forfeited in the event that such Participant's Termination of Employment shall occur for any reason other than death, Disability, retirement under the Company's retirement plan, or retirement with the consent of the Company outside the Company's retirement plan, at any time (except within two years after the date on which a Change in Control shall have occurred) prior to December 31 of the third year following the year of grant of such Performance Award.

          (d) If any suspension is in effect pursuant to Section 4.5(a) on a date when a credit would otherwise have been made pursuant to
Section 4.1, the amounts which would have been credited but for such suspension shall be forfeited and no credits shall thereafter be made in lieu thereof. If the Committee shall so determine in its sole discretion, the amounts theretofore credited to any Performance Award Account or Accounts, other than any Performance Award Account of a Covered Employee, shall be increased, during the suspension period, at a rate equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. (compounded quarterly) or at such other rate and in such manner as shall be determined from time to time by the Committee.
                            ARTICLE V

                       GENERAL INFORMATION

          SECTION 5.1. If Net Income, Annual Earnings Per Share or Net Loss Per Share for any year shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) which in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust Net Income, Annual Earnings Per Share or Net Loss Per Share, as the case may be, for such year (and subsequent years as appropriate), or any combination of them, and make credits, payments and reductions accordingly under the Plan; provided, however, the Committee shall not have the authority to make any such adjustments to payments with respect to the Performance Awards of, or credits to the Performance Award Accounts of, any Participant who is at such time a Covered Employee. Notwithstanding the foregoing, the Committee may, in the exercise of its discretion prior to the making of credits to the Performance Award Accounts of Participants with respect to a particular year, reduce or eliminate the amount of the Annual Earnings Per Share that would otherwise be credited to any Performance Award Account of any Participant, including but not limited to any Covered Employee, for such year in accordance with the terms of the Plan.

          SECTION 5.2. The Committee shall for purposes of Articles III and IV make appropriate adjustments in the number of Performance Units which shall remain subject to Performance Awards and in the number of Performance Units which shall have been credited to Participants' accounts, in order to reflect any merger or consolidation to which the Company is a party or any stock dividend, split-up, combination or reclassification of the outstanding shares of Company Common Stock or any other relevant change in the capitalization of the Company.

          SECTION 5.3. A Participant may designate in writing a beneficiary (including the trustee or trustees of a trust) who shall upon the death of such Participant be entitled to receive all amounts which would have been payable hereunder to such Participant. A Participant may rescind or change any such designation at any time. Except as provided in this Section 5.3, none of the amounts which may be payable under the Plan may be assigned or transferred otherwise than by will or by the laws of descent and distribution.

          SECTION 5.4. All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

          SECTION 5.5. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its Subsidiaries, and the right of the Company and of such Subsidiary to dismiss or discharge any such Participant or to terminate any arrangement pursuant to which any such Participant provides services to the Company is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

          SECTION 5.6. The Board of Directors and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent public accountants for the Company. No member of the Board of Directors or of the Committee or any officers of the Company or its Subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

          SECTION 5.7. Nothing contained in the Plan shall prevent the Company or any Subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.


                            ARTICLE VI

               AMENDMENT OR TERMINATION OF THE PLAN

          SECTION 6.1. The Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan, provided that, except as otherwise provided in the Plan, no such amendment or termination shall adversely affect the amounts credited to the
Performance Award Account of a Participant with respect to Performance Awards previously made to such Participant. In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any amounts specified in Article IV and not theretofore paid out, prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, and in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. Notwithstanding the foregoing, any such payment to a Covered Employee must be discounted to reflect the present value of such payment using the rate specified in
Section 4.4(c). The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Article VI.



                           ARTICLE VII

                           DEFINITIONS

          SECTION 7.1. For the purposes of the Plan, the following terms shall have the meanings indicated:

          (a) Annual Earnings Per Share: With respect to any year, the result obtained by dividing (i) Net Income for such year by (ii) the average number of issued and outstanding shares (excluding treasury shares and shares held by any Subsidiaries) of Company Common Stock during such year as shown in the Company's Annual Report to Stockholders for such year.

          (b) Award Valuation Date: With respect to any Performance Award, (i) December 31 of the year in which the third anniversary of the grant of such Performance Award to a Participant shall occur or, (ii) if earlier, December 31 of the year in which such Participant's Termination of Employment shall occur, if such Termination of Employment occurs (x) within two years after a Change in Control or (y) as a result of death, Disability, retirement under the Company's retirement plan or retirement with the consent of the Company outside the Company's retirement plan.

          (c)   Board  of Directors:   The  Board  of  Directors  of  the
Company.

          (d) Change in Control: A Change in Control shall be deemed to have occurred if either (i) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall own beneficially more than 20% of the Company Common Stock outstanding (exclusive of shares held in the Company's treasury or by the Company's Subsidiaries) pursuant to a tender offer, exchange offer or series of purchases or other acquisitions, or any combination of those transactions, or (ii) there shall be a change in the composition of the Board of Directors of the Company at any time within two years after any tender offer, exchange offer, merger, consolidation, sale of assets or contested election, or any combination of those transactions (a "Transaction"), so that (A) the persons who were directors of the Company immediately before the first such Transaction cease to constitute a majority of the Board of Directors of the corporation which shall thereafter be in control of the companies that were parties to or otherwise involved in such first Transaction, or (B) the number of persons who shall thereafter be directors of such corporation shall be fewer than two-thirds of the number of directors of the Company immediately prior to such first Transaction. A Change in Control shall be deemed to take place upon the first to occur of the events specified in the foregoing clauses (i) and (ii).

          (e)  Committee:  The Committee designated pursuant  to  Section
2.1. Until otherwise determined by the Board of Directors, the Corporate Personnel Committee designated by such Board shall be the Committee under the Plan.

          (f) Company Common Stock: Common Stock, par value $0.01, of the Company.

          (g) Covered Employee: At any date, (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules promulgated thereunder by the Internal Revenue Service of the Department of the Treasury, provided, however, the term "Covered Employee" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any grant or at any subsequent time as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any grant or at any subsequent time as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company. Notwithstanding the foregoing, at any date in fiscal year 1994, "Covered Employee" shall mean any individual designated by the Committee, in its discretion, as reasonably expected to be a "covered employee" with respect to the Company's taxable year 1994.

          (h) Disability: In the case of any Participant, disability which after the expiration of more than 26 weeks after its commencement is determined to be total and permanent by a physician selected by the Company and acceptable to such Participant or his legal representatives.

          (i) Discharge for Cause: Involuntary Termination of Employment as a result of dishonesty or similar serious misconduct directly related to the performance of duties for any and all of the Related Entities.

          (j) Net Income: With respect to any year, the sum of (i) the net income (or net loss) of the Company and its consolidated subsidiaries for such year as shown in the Company's Annual Report to Stockholders for such year; plus (or minus) (ii) the minority interests' share in the net income (or net loss) of the Company's consolidated subsidiaries for such year as shown in the Company's Annual Report to Stockholders for such year; plus (or minus) (iii) changes in accounting principles of the Company and its consolidated subsidiaries for such year plus (or minus) the minority interests' share in such changes in accounting principles as shown in the Company's Annual Report to Stockholders for such year; plus
(iv) the portion for such year of the deferred gain on the 1992 sale of newly issued Freeport-McMoRan Resource Partners, Limited Partnership depositary units as shown in the Company's Annual Report to Stockholders for such year.

          (k) Net Loss Carryforward: With respect to any Performance Award Account, (i) an amount equal to the Net Loss Per Share for any year times the number of Performance Units then outstanding and credited to such Performance Award Account, reduced by (ii) any portion thereof which has been applied in any prior year as provided in Section 4.1.

          (l)   Net  Loss  Per  Share:   The  amount  obtained  when  the
calculation of Annual Earnings Per Share results in a number that is less than zero.

          (m)   Participant:   An individual who has been selected by the
Committee to receive a Performance Award and in respect of whose Performance Award Account any amounts remain payable.

          (n) Performance Award: The grant of Performance Units by the Committee to a Participant pursuant to Section 3.1 or 3.4.

          (o)  Performance Award  Account:   An account established for a
Participant pursuant to Section 3.2.

          (p) Performance Unit: A unit covered by Performance Awards granted or subject to grant pursuant to Article III.

          (q) Related Entities: The Company, any Subsidiary of the Company, Freeport-McMoRan Copper & Gold Inc., any Subsidiary of Freeport-McMoRan Copper & Gold Inc., McMoRan Oil & Gas Co., any Subsidiary of McMoRan Oil & Gas Co., and any law firm rendering services to any of the foregoing entities provided such law firm consists of at least two or more members or associates who are or were officers of the Company or any Subsidiary of the Company.

          (r) Subsidiary: (i) Any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.

          (s) Termination of Employment: The cessation of the rendering of services, whether or not as an employee, to any and all of the Related Entities.


                           As amended effective December 10, 1996